UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 28, 2009

Glowpoint, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	0-25940	77-0312442
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Long Avenue Hillside, NJ (Address of principal executive offices)	07205 (Zip Code)

Registrant's telephone number, including area code   (312) 235-3888

Not Applicable
 (Former name or former address, if changed since last report)

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

At the annual meeting of shareholders of Glowpoint, Inc. (“Glowpoint” or the “Company”) on May 28, 2009, shareholders approved the proposal amending the Company’s certificate of incorporation to eliminate the classification of the board of directors (the “Board”).  With the approval of that proposal, all directors resigned to end their multi-year terms from the Board and all committees thereof.  The following directors were then each elected to a one year term - James S. Lusk, Peter Rust, Grant Dawson, Joseph Laezza, and David W. Robinson.  Therefore, Bami Bastani and Dean Hiltzik are no longer members of the Board or any committee of the Board.  There was no disagreement between the Company and the resigning directors.  Their letters of resignation are attached hereto as Exhibits 17.1 and 17.2.  In connection with their resignations, the Company amended the option agreements of the resigning Board members to extend the exercisability of their options to 180 days following their resignation (from 90 days) and amended their restricted stock award agreements, if any, to accelerate the vesting of restricted stock awards by one year.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a) (b) (c) (d)	Financial Statements of Businesses Acquired. Not Applicable. Pro Forma Financial Information. Not Applicable. Shell Company Transactions. Not Applicable. Exhibits.
	Exhibit No. 17.1 17.2	Description Resignation of Bami Bastani. Resignation of Dean Hiltzik.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.
/s/ Edwin F. Heinen Edwin F. Heinen Chief Financial Officer
Dated:  June 3, 2009